FIRST SUPPLEMENTAL INDENTURE*

                            Dated as of May 30, 2000

                                    Between

                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.

                                      and

                           THE CHASE MANHATTAN BANK,

                as Trustee, Paying Agent, Security Registar and

                                 Transfer Agent
                          8.68% Senior Notes due 2010






* Previously filed without related exhibits which are being filed hereby.

                                                                       EXHIBIT A
                                           (to the First Supplemental Indenture)

                             {FORM OF FACE OF NOTE}


                  [UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN]1

                  [[THE NOTES EVIDENCED BY THIS GLOBAL NOTE]*[THIS NOTE](OR ITS PREDECESSORS) [HAVE]* [HAS] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THE NOTES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. [EACH BENEFICIAL OWNER OF AN INTEREST IN ANY OF THE NOTES EVIDENCED BY THIS GLOBAL NOTE]* [THE HOLDER OF THIS NOTE] BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE AND THE LAST DATE ON WHICH IROQUOIS GAS TRANSMISSION SYSTEM, L.P. (THE "ISSUER") OR ANY OF ITS AFFILIATES WAS THE OWNER OF [SUCH BENEFICIAL INTEREST (OR ANY PREDECESSOR OF SUCH BENEFICIAL INTEREST)]*[THIS NOTE (OR ANY PREDECESSOR OF THIS
NOTE)] (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(k), OR ANY SUCCESSOR PROVISION THEREOF, UNDER THE SECURITIES ACT) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE
----------------------------------

1   Insert if this is a Global Note and DTC is the Depositary therefor.
* Insert if this is a Global Note, otherwise insert the words in the adjacent bracket.

144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) AND (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF THE NOTES, FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR FOR REOFFER OR RESALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN THE CASES OF CLAUSES (A), (B), (C), (E) AND (F), TO REQUIRE THAT A CERTIFICATE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER. THE HOLDER OF THIS [GLOBAL]* NOTE REPRESENTS THAT (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT, OF 1974, AS AMENDED ("ERISA") (AN "ERISA PLAN") OR OTHER PLAN, AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE THE ASSETS OF ANY SUCH ERISA PLAN OR OTHER PLAN OR A GOVERNMENTAL PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR (ii) THE PURCHASE AND HOLDING BY IT OF THIS NOTE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (OR IN THE CASE OF A GOVERNMENTAL PLAN, ANY SUBSTANTIALLY SIMILAR FEDERAL, STATE OR LOCAL LAW) FOR WHICH AN EXEMPTION IS NOT AVAILABLE, AND IT AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY IN TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF [THE HOLDERS AND OWNERS OF A BENEFICIAL INTEREST IN ANY OF THE NOTES EVIDENCED BY THIS GLOBAL NOTE]* [THE HOLDER OF THIS NOTE] AFTER THE RESALE RESTRICTION TERMINATION DATE OR SUCH EARLIER TIME AS DETERMINED BY THE ISSUER IN ACCORDANCE WITH APPLICABLE LAW.

                  [EACH HOLDER AND BENEFICIAL OWNER OF AN INTEREST IN THIS GLOBAL NOTE]* [EACH HOLDER] SHALL BE DEEMED BY ACCEPTANCE OF THIS [AND ANY BENEFICIAL INTERESTS THEREIN]* [NOTE] TO HAVE AGREED TO BE BOUND BY THE PROVISIONS OF THE REGISTRATION RIGHTS

AGREEMENT.]2

                  [THE NOTES EVIDENCED BY THIS GLOBAL NOTE]* [THIS NOTE] (OR ITS PREDECESSOR) [WERE]* [WAS] ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS OF THE UNITED STATES, AND MAY NOT BE OFFERED , SOLD PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]3

------------------------

2 This Restricted Note Legend shall appear on each Restricted Note including a Rule 144A Global Note, a Regulation S Global Note and a Definitive Restricted Note.
3   This legend shall appear on each Restricted Regulation S Global Note.

                                  [GLOBAL] NOTE



                     Iroquois Gas Transmission System, L.P.
                           ____% Senior Notes due 2010

No.                                              $                             *
     --------------------------                   ------------------------------
                                                  CUSIP No.:________

                  IROQUOIS GAS TRANSMISSION SYSTEM, L.P., a limited partnership organized and existing under the laws of the State of Delaware (herein called the "Issuer", which term includes its successors and assigns under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.]4 [name of registered holder]5, or its registered assigns, the principal sum of _______________ Dollars on _______________________________, and to pay
interest thereon from ____________________, or from the most recent Debt Service Payment Date to which interest has been paid or duly provided for, as the case may be.

                  Interest will be payable semi-annually on __________ and _____________ in each year, commencing _______________, 200_, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment; provided, however, that if a Registration Default shall occur (as defined in the Registration Rights Agreement) occurs, interest will accrue on the Notes [represented by this Global Note]* at a rate of ___% per annum from and including the day following the applicable Registration Default to and including the date on which the event that has resulted in Additional Interest (as defined in the Registration Rights Agreement) being required to be paid has been cured pursuant to the terms of the Registration Rights Agreement. The interest so payable, and punctually paid or duly provided for, on any Debt Service Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such principal and interest, which shall be the fifteenth day (whether or not a Business Day) preceding such Debt Service Payment Date. Any such interest or principal not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Note (or one or more Predecessor Notes) is registered on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date to be fixed by the Issuer, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series

_________________________

4   Insert if this is a Global Note registered with DTC.

5   Insert if this is a Definitive Note.

may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                  The principal of, the premium, if any, and interest on the Notes will be payable at the offices of the Trustee at: 450 West 33rd Street, New York, New York 10001, Attention: Capital Markets Fiduciary Services. Definitive Notes may be surrendered for registration of transfer and exchange at the offices of the Trustee set forth herein. Upon receiving the Notes surrendered for registration of transfer or exchange, the Issuer will issue new Definitive Notes which will be sent to the Trustee for authentication and delivery as set forth in the Supplemental Indenture. Notices and demands to or upon the Issuer in respect of the Notes should be served at the office of the Trustee set forth herein.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by an officer or director of the Issuer duly authorized.

                                      IROQUOIS GAS TRANSMISSION SYSTEM, L.P.,
                                      as the Issuer

                                      By:  Iroquois Pipeline Operating Company,
                                           its Agent


                                      By:
                                         ---------------------------------------
                                         Title:


                                      By:
                                         ---------------------------------------
                                         Title:


                          CERTIFICATE OF AUTHENTICATION


                  This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.


                                      THE CHASE MANHATTAN BANK
                                      as Trustee


                                      By:
                                         ---------------------------------------
                                         Authorized Signatory


Dated:

                            {FORM OF REVERSE OF NOTE}



                     IROQUOIS GAS TRANSMISSION SYSTEM, L.P.
                           ___% Senior Notes due 2010

                  [The Notes evidenced by this Global Note are] [This Note is] one of a duly authorized issue of securities of the Issuer (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of _______, 2000 (herein called the "Original Indenture"), between the Issuer and The Chase Manhattan Bank, as trustee, principal paying agent, security registrar and transfer agent (herein called the "Trustee", which term includes any successor trustee or assigns under the Indenture), and, as supplemented by the First Supplemental Indenture, dated as of _______, 2000 (together with the Original Indenture and any other supplements thereto, the "Indenture") among the Issuer, the Trustee and the Paying and Transfer Agent to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, the Paying and Transfer Agent and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. [The Notes evidenced by this Global Note are]* [This Note is] one of the series designated on the face hereof, limited in aggregate principal amount to $200,000,000.

                  The Notes are, under certain conditions, subject to mandatory redemption as set forth in Section 3.2 of the Indenture. The Notes are subject to optional redemption in whole or in part, as set forth in Section 3.3. of the Indenture.

                  Except as otherwise specified in the terms of the Notes or provided in the related Series Supplemental Indenture or Management Committee Resolution and Officer's Certificate issued pursuant thereto, if less than all the Notes are to be redeemed pursuant to Section 3.2 or 3.3 of the Original Indenture the particular Notes to be redeemed shall be selected by the Trustee from the Outstanding Notes not previously called for redemption in whole, by such method (including pro rata and by lot) as the Trustee shall deem fair and appropriate.

                  The Original Indenture provides that notice of redemption having been given as set forth in the Original Indenture, and the conditions, if any, set forth in such notice having been satisfied, the Notes or portions thereof so to be redeemed shall, on the Determination Date, become due and payable, and from and after such date such Notes or portions thereof shall cease to bear interest; provided, however, that any payment of interest on any Note, the Stated Maturity of such payment of interest being on or prior to the Determination Date, shall be payable to the Holder of such Note or one or more Predecessor Notes, registered as such at the close of business on the related Regular Record Date according to the terms of such Note and subject to the provisions of Section 2.6 of the Original Indenture.

                  Any Note that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes of the applicable series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Note so surrendered; provided, that if a Global Note is so surrendered, the new Global Note shall be in a denomination equal to the unredeemed portion of the principal of the Global Note so surrendered.

                  The Original Indenture contains provisions for defeasance of
(a) the entire indebtedness of this Note and (b) certain restrictive covenants upon compliance by the Issuer with certain conditions set forth therein which apply to [this Note][the Notes evidenced by this Global Note]*.

                  If an Event of Default shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Original Indenture. At any time after such declaration of acceleration with respect to the Notes has been made, but before a judgment or decree for payment of money has been obtained by the Trustee as provided in the Original Indenture, the Holders of a majority in principal amount of the Notes of each series experiencing such an Event of Default, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences (which rescission shall not affect any subsequent default or impair any right consequent thereon) if: (a) there has been paid to, or deposited with the Trustee, a sum sufficient to pay (i) all overdue interest on the Notes of each series experiencing such Event of Default,
(ii) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate prescribed therefor herein, (iii) to the extent that payment of such interest in lawful, interest upon overdue interest at the rate prescribed therefor herein, and (iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (b) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived by the Holders of not less than a majority in principal amount of Notes of each series experiencing such Event of Default.

                  The Original Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the Original Indenture or any supplemental indenture or the rights and obligations of the Issuer and the rights of the Holders of the Notes of each series to be affected under the Original Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a not less than majority in aggregate principal amount of the Notes of each series to be affected. The Original Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series, on behalf of the Holders of all Notes of such series, to waive, with respect to the Notes of such series, compliance by the Issuer with certain provisions of the Original Indenture and certain past defaults under the Original Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the

Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Trustee maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like terms and conditions, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  [This Global Note is registered in the name of and delivered to the Depositary or its nominee as set forth in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Note will not be entitled to receive physical delivery of the Notes in certificated registered form and will not be considered Holders thereof for any purpose under the Indenture. This Global Note may not be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Note or a nominee thereof, unless: (A) the Issuer has notified the Trustee in writing that the Depositary is no longer willing or able to act as Depositary for this Global Note or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case a successor Depositary is not appointed within 90 days thereof, (B) the Issuer executes and delivers to the Trustee an Issuer Order providing that this Global Note shall be so transferable and exchangeable, and such transfers shall be registrable or (C) the transferee for this Global Note or an interest therein is an Institutional Accredited Investor and (D) there shall have occurred and be continuing an Event of Default with respect to the Notes.]*

                  The Notes of this series are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiple of $1,000 thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or for exchange of the Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment on this Note and for all other purposes, whether or not payments on this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.

                  When a successor assumes all the obligations of its predecessor under the Notes of this series and the Indenture in accordance with the terms of the Indenture, the predecessor will be released from those obligations.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes of this series and may otherwise deal with the Issuer as if it were not the Trustee.

                  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

                  Customary abbreviations may be used in the name of a Holder of a Notes of this series or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Issuer will cause CUSIP numbers to be printed on the Notes of this series as a convenience to the Holders of the Notes of this series. No representation is made as to the accuracy of such numbers as printed on the Notes of this series and reliance may be placed only on the other identification numbers printed hereon.

                  [This Note] [The Notes evidenced by this Global Note]* shall be governed by and construed in accordance with the laws of the State of New York.

                  All terms used in [this Note] [the Notes evidenced by this Global Note]* which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Note" or "Notes" will be deemed to include [this Note] [the Notes evidenced by this Global Note]*.

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Issuer
pursuant to Section 6.2(a) of the Indenture, check the box:     |_| yes


                  If you want to elect to have only part of this [Global] Note purchased by the Issuer pursuant to Section 6.2(a) of the Indenture, as the case may be, state the principal amount you want to be purchased: $__________.


Date:________________


                                         Signature:
                                                   -----------------------------
                                                      (Sign exactly as your
                                                      name appears on the
                                                      other side of this Note)

                                                                      SCHEDULE A

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE


                  The following increases or decreases in this Global Note have been made:

                                                 Principal
             Amount of        Amount of          Amount of this
             decrease in      increase in        Global Note
             Principal        Principal          following such      Notation by
Date of      Amount of this   Amount of this     decrease or         Security
Exchange     Global Note      Global Note        increase            Registrar
--------     --------------   --------------     --------------      -----------

                                                                       EXHIBIT B
                                           (to the First Supplemental Indenture)


[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF A TRANSFER OF THE NOTES]


                      CERTIFICATE FOR EXCHANGE OR TRANSFER


RE:  Iroquois Gas Transmission System, L.P.
     8.68% Senior Notes due 2010

This Certificate relates to $___________ principal amount of Notes held in *___________ book-entry or definitive form by *__________ (the "Transferor").

The Transferor:

|_| has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in definitive form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof above indicated); or

|_| has requested the Trustee by written order to deliver in exchange for its Note or Notes a beneficial interest in a Global Note held by the Depositary in a principal amount equal to the aggregate principal amount of such Note or Notes;

|_| has requested the Trustee by written order or exchange or register the transfer of a Note or Notes

         In connection with such request and in respect of each such Note, the Transferor does hereby certify to Iroquois Gas Transmission System, L.P. (the "Issuer") and the Trustee that Transferor is familiar with the Indenture relating to the above captioned Notes and, as provided in the Indenture, the transfer of the Note does not require registration under the Securities Act (as defined below) because:

|_| Such Note is being acquired for the Transferor's own account, without transfer.

|_| Such Note is being transferred to (A) a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A or (B) pursuant to an exemption from registration in accordance with Regulation S under the Securities Act or (C) to an "accredited investor" within the meaning of Rule 501(A)(1),
     (2), (3) and (7) under the Securities Act that is an institutional investor acquiring the Notes for its own account or for the account of an institutional accredited investor, in each case, in minimum principal amount of $250,000.

-------------------
     * Check applicable box.

|_| Such Note is being transferred in accordance with Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

|_| Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, Rule 144 or Regulation S under the Securities Act.

         You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.


                                           -------------------------------------
                                           [INSERT NAME OF TRANSFEROR]


                                           By:
                                              ----------------------------------


Date: ___________________

                                                                       EXHIBIT C
                                           (to the First Supplemental Indenture)

             Form of Letter to Be Delivered by Accredited Investors


Iroquois Gas Transmission System, L.P.
[Address]

Chase Securities, Inc.
[Address]

Credit Suisse First Boston Corporation
[Address]

Dear Sirs:

         We are delivering this letter in connection with our proposed purchase of $200,000,000 Senior Notes Due 2010 (the "Notes") of Iroquois Gas Transmission System, L.P., a Delaware limited partnership (the "Issuer"), all as described in the Confidential Offering Memorandum (the "Offering Memorandum") relating to the offering.

         We hereby confirm that:

o we are an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

o any purchase of the Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Notes as fiduciary for the account of one or more institutions constituting Institutional Accredited Investors for which we exercise sole investment discretion;

o in the event that we purchase any of the Notes, we will acquire Notes having a minimum purchase price of not less than $250,000 for our own account or for any separate account of an Institutional Accredited Investor for which we are acting;

o we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes;

o we are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling any of the Notes, subject to our ability to resell such Notes inside the United States in accordance with Rule 144A under the Securities Act or outside the United States in accordance with Regulation S under the Securities Act, as provided below; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

o we have received a copy of the Offering Memorandum relating to the offering of the Notes and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.

         We understand that the Notes are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act or under any state securities laws and that the Notes have not been and will not be registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell, pledge or otherwise transfer such Notes, such Notes may be reoffered, resold, pledged or otherwise transferred only (i) inside the United States to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act or (iii) pursuant to an effective registration statement under the Securities Act, and in each of cases, (i) through (iii), in accordance with any applicable securities laws of any State of the United States and any other jurisdictions. We understand that the registrar and transfer agent for the Notes and the Issuer will not be required to accept for registration or transfer any Notes acquired by us, except upon presentation of an opinion of counsel or other evidence satisfactory to the Issuer and the transfer agent that the foregoing restrictions on transfer have been complied with.

         We acknowledge that you, the Issuer and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


Date:
     ------------------                   --------------------------------------
                                                   (Name of Purchaser)


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:
                                             Address: